                                                                    EXHIBIT 4.03





                                    RESTATED
                           CONCERTO TECHNOLOGIES INC.
                               (FORMERLY KNOWN AS
                       CONCERTO CAPITAL MANAGEMENT, INC.)
                                 1995 STOCK PLAN

SECTION                                     CONTENTS                        PAGE

1.      General Purpose of Plan; Definitions ...............................  1

2.      Administration .....................................................  3

3.      Stock Subject to Plan ..............................................  4

4.      Eligibility ........................................................  4

5.      Stock Options ......................................................  5

6.      Restricted Stock ...................................................  9

7.      Transfer, Leave of Absence, etc. ................................... 10

8.      Amendments and Termination ......................................... 11

9.      Unfunded Status of Plan ............................................ 11

10.     General Provisions ................................................. 11

11.     Effective Date of Plan ............................................. 13

                                    RESTATED
                           CONCERTO TECHNOLOGIES INC.
                               (FORMERLY KNOWN AS
                       CONCERTO CAPITAL MANAGEMENT, INC.)
                                 1995 STOCK PLAN


        SECTION 1.  General Purpose of Plan; Definitions.

        The name of this plan is the Restated Concerto Technologies Inc. (Formerly known as Concerto Capital Management, Inc.) 1995 Stock Plan (the "Plan"). The purpose of the Plan is to enable Concerto Technologies Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        a. "Board" means the Board of Directors of the Company as it may be comprised from time to time.

        b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

        c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        d. "Committee" means the Committee referred to in Section 2 of the Plan.

        e. "Consultant" means any person performing services for the Company or any Parent Corporation or Subsidiary of the Company and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company.

        f. "Company" means Concerto Technologies Inc. (Formerly known as Concerto Capital Management, Inc.), a corporation organized under the laws of the State of Minnesota (or any successor corporation).

        g. "Disability" means permanent and total disability as determined by the Committee.

        h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

        i. "Fair Market Value" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq System, closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

        j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        k. "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule.

        1. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

        m. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

        n. "Outside Director" shall mean a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

        o. "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50 % or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        p. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 6 below.

        q.     "Retirement" means Normal Retirement or Early Retirement.

        r.     "Stock" means the Common Stock of the Company.

        s. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

        t. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 2.  Administration.

        The Plan shall be administered by the Board of Directors or by a Committee of not less than two directors, all of whom shall be Non-Employee Directors upon the Company becoming subject to the insider reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and also Outside Directors upon the Company becoming subject to the requirements of Rule 162(m) of the Code. Committee members shall be appointed by the Board of Directors of the Company and shall serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically states otherwise.

        The Committee shall have the power and authority to grant to eligible employees, members of the Board of Directors, or Consultants, pursuant to the terms of the Plan: (i) Stock Options or (ii) Restricted Stock awards.

        In particular, the Committee shall have the authority:

        (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options and/or Restricted Stock may from time to time be granted hereunder;

        (ii) to determine whether and to what extent Incentive Stock Options and/or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

        (iii) to determine the number of shares to be covered by each such award granted hereunder;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

        (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv), and (v) above with respect to persons who are not executive officers of the Company.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

        SECTION 3.  Stock Subject to Plan.

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 650,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares.

        If any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

        SECTION 4.  Eligibility.

        Officers, other key employees of the Company and Subsidiaries, Directors and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

        Notwithstanding the foregoing, upon the Company becoming subject to the requirements of Rule 162(m) of the Code, no person shall receive grants of Stock Options under this Plan which exceed 300,000 shares during any fiscal year of the Company.

        SECTION 5.  Stock Options.

        Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan more than ten years after the Plan is adopted.

        The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

        (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

        (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 % of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

        (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof. whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date shall give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check. or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, by delivery of Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

        (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may, in its discretion. determine that a Stock Option may be exercised by a person other than the optionee and that the Stock Option may be transferable, in each case based on the tax and federal securities law considerations then in effect.

        (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

        (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee my thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option's term.

        (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        (k) Directors Who Are Not Employees. Each person serving as a member of the Board of Directors who is not an employee of the Company, any Parent Corporation or a Subsidiary shall, upon the approval of this Plan by the Board, as restated (subject to shareholder approval of this Plan), or as of the date of the meeting in which such director is first elected to the Board of Directors, automatically be granted an Option to purchase 40,000 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on such date, i.e. either the date of this Plan's approval by the Board or the date of the meeting in which such Director is first elected, as applicable. Such option shall vest immediately with respect to 25,000 shares purchasable under such option, and 5,000 shares purchasable under such option shall vest an each of the next three anniversaries of the date of grant. All such options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and by employees of the Company, except that the term of each such Option shall be ten years. Upon termination of a person's service as a Director, the unvested portion of an option shall terminate immediately and such Director will be allowed to exercise the vested portion of such option for a period of one year after the date on which such person ceases to be a Director, after which date the vested portion of the option, if not exercised, shall terminate.

        In addition, any person who is re-elected as a Director of the Company after four years of continuous service and who is not an employee of the Company, any Parent Corporation or a Subsidiary shall, as of the date of the meeting in which such Director is so re-elected to the Board of Directors, automatically be granted options to purchase 20,000 shares of Stock at an option price equal to 100% of the Fair Market Value of a share of Stock on the date of such re-election. Such option shall vest immediately with respect to 5,000 shares purchasable under such option, and 5,000 shares purchasable under such option shall vest on each of the next three anniversaries of the date of grant. All such options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and by employees of the Company, except that the term of each such Option shall be ten years. Upon termination of a person's service as a Director, the unvested portion of an option shall terminate immediately and such Director will be allowed to exercise the vested portion of such option for a period of one year after the date on which such person ceases to be a Director, after which date the vested portion of the option, if not exercised, shall terminate.

        Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to options granted under this Section 5(k).

        SECTION 6.  Restricted Stock.

        (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

        (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

               (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following farm:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restated Concerto Technologies Inc. 1995 Stock Plan and an Agreement entered into between the registered owner and Concerto, Inc. Copies of such Plan and Agreement are on file in the offices of Concerto Technologies Inc., 7600 France Ave., Suite 106, Edina, MN 55435."

               (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

               (ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 10). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

               (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

               (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

               (v) Notwithstanding the foregoing, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following with respect to Restricted Stock Awards that are, on such date, still subject to a Restriction Period: (i) the removal of the restrictions on any or all outstanding Restricted Stock Awards; (ii) the complete termination of this Plan and forfeiture of outstanding Restricted Stock Awards prior to a date specified by the Board; and
        (iii) the continuance of the Plan with respect to the Restricted Stock Award which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to participants holding Restricted Stock Awards the right to an equivalent number of restricted shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments. reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        SECTION 7.  Transfer, Leave of Absence, etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

        (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

        (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

        SECTION 8.  Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option or Restricted Stock award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Section 422 of the Code or any other regulatory requirements.

        The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

        SECTION 9.  Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 10.  General Provisions.

        (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock awards shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the

Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b) Subject to paragraph (d) below, recipients of Restricted Stock awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

        (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

        (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant far Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

        (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

        (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

        SECTION 11.  Effective Date of Plan.

        The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.

                                 FIRST AMENDMENT
                                     TO THE
                                 BIGCHARTS INC.
                               (FORMERLY KNOWN AS
                           CONCERTO TECHNOLOGIES INC.)
                                 1995 STOCK PLAN



        The following amendments were adopted to the Company's 1995 Stock Plan (the "Plan") effective September 11, 1998.

        1 Section l(f) is amended and restated in its entirety to read as follows:

               f. "Company" means BigCharts Inc. (formerly known as Concerto Technologies Inc.), a corporation organized under the laws of the State of Minnesota (or any successor corporation).

        2. The first paragraph of Section 3 is amended and restated in its entirety to read as follows:

               "The total number of shares of stock reserved and available for distribution under the Plan shall be 1,500,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares."

                                 BIGCHARTS INC.
                        INCENTIVE STOCK OPTION AGREEMENT



        THIS OPTION AGREEMENT is made as of the __th day of __________, 1999, between BIGCHARTS INC., a Minnesota corporation (the "Company"), and ______________________, an employee of the Company (the "Optionee").

        The Company desires, by affording the Optionee an opportunity to purchase shares of its common stock (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Restated 1995 Stock Option Plan of the Company approved by its shareholders (the "Plan").

        THEREFORE, the parties hereby agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of ________ shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth. The Option is intended to be an "incentive stock option" as that term is defined in
Section 422 of the Internal Revenue Code.

        2. Purchase Price. The purchase price of the Option Shares shall be $_______ per share.

        3. Term of Option. The term of the Option shall be for a period of ten
(10) years from the date hereof, subject to earlier termination as hereinafter provided.

        4. Exercise of Option. Subject to the terms and conditions hereof, the Option may be exercised as follows:

               (a) From and after a review of the Optionee's performance to be held 90 days following the date on which the Optionee commenced employment with the Company (the "Starting Date"), the Option may be exercised as to _________ shares.

               (b) From and after 12 months from the Starting Date, the Option may be exercised as to an additional _______ shares.

               (c) From and after 24 months from the Starting Date, the Option may be exercised as to an additional _______ shares.

               (d) From and after 36 months from the Starting Date, the Option may be exercised as to an additional _______ shares.

               (e) From and after 48 months from the Starting Date, the Option may be exercised as to the remaining _______ shares.

        5. Non-Transferability. The Option shall not be transferred otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the

Optionee, only by the Optionee, unless the Board of Directors otherwise determines in accordance with the provisions of the Plan.

        6. Death, Disability or Retirement of Optionee. If the Optionee's employment with the Company shall terminate by reason of Death, Disability or Retirement (as such terms are defined in the Plan), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his or her termination of employment by reason of Death, Disability or Retirement) by the Optionee, his or her legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at the time for a period of one (1) year, but in no event later than the expiration of the term specified in section 3 hereof.

        7. Termination of Employment. In the event the employment of the Optionee shall be terminated for reason other than Death, Disability or Retirement, any unexercised Option shall terminate immediately upon such termination of employment, provided, however, that in the event of termination without Cause by the Company, such Option shall be exercisable (to the extent that the Optionee shall have been entitled to do so at the date of his or her termination of employment) for the lesser of three (3) months or the balance of the Option's term. In no event shall any Option be exercisable after the expiration of the term specified in Section 3 hereof. So long as the Optionee shall continue to be an affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

        8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Board of Directors of the Company at the principle office of the Company. Such notice shall state the selection to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to the earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For the purposes fo this paragraph, the "fair market value" of the Common Stock of the Company shall be established in a manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by the appropriate proof of such right of such person to exercise the Option.

        9. Option Plan. This Option is subject to certain additional terms and conditions set forth in the Restated 1995 Stock Plan pursuant to which this Option has been issued. A copy of the Plan is on file with the Secretary of the Company and by acceptance hereof Optionee agrees to and accepts this Option subject to the terms of the Plan.

        10. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Company, in its sole discretion, and that any interpretation by the Company of the terms of this Agreement shall be final, binding and conclusive.

        11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.


                                             BIGCHARTS INC.



___________________________________          By_________________________________
Optionee                                     Its Chief Executive Officer

                                 BIGCHARTS INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                          (FOR NON-EMPLOYEE DIRECTORS)



        THIS OPTION AGREEMENT is made as of the __th day of __________, 1999, between BIGCHARTS INC., a Minnesota corporation (the "Company"), and ______________________, a non-employee of the Company (the "Optionee").

        The Company desires, by affording the Optionee an opportunity to purchase shares of its common stock (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Restated 1995 Stock Option Plan of the Company approved by its shareholders (the "Plan").

        THEREFORE, the parties hereby agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 40,000 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth.

        2. Purchase Price. The purchase price of the Option Shares shall be $_______ per share.

        3. Term of Option. The term of the Option shall be for a period of ten
(10) years from ______________, 199__ (the "Option Date"), subject to earlier termination as hereinafter provided.

        4. Exercise of Option. Subject to the terms and conditions hereof, the Option may be exercised as follows:

               (a) From and after the Option Date, the Option may be exercised as to 25,000 shares.

               (b) From and after 12 months from the Option Date, the Option may be exercised as to an additional 5,000 shares.

               (c) From and after 24 months from the Option Date, the Option may be exercised as to an additional 5,000 shares.

               (d) From and after 36 months from the Option Date, the Option may be exercised as to an additional 5,000 shares.

        5. Non-Transferability. The Option shall not be transferred otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee, unless the Board of Directors otherwise determines in accordance with the provisions of the Plan.

        6. Termination of Directorship. If the Optionee's services as a non-employee director of the Company shall terminate for any reason, the already vested portion of the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of the termination of his services as a non-employee director) by the Optionee, the Optionee's legal representative, or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time, for a period of one (1) year after the date of termination of the Optionee's directorship; but in no event later than the expiration of the term specified in paragraph 3 hereof. Any unvestd portion of an Option at the time of termination of directorship shall terminate immediately.

        7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Board of Directors of the Company at the principle office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in a charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For the purposes of this Agreement, the "fair market value" of the Common Stock of the Company shall be established in a manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by the appropriate proof of such right of such person to exercise the Option.

        8. Option Plan. This Option is subject to certain additional terms and conditions set forth in the Restated 1995 Stock Plan pursuant to which this Option has been issued. A copy of the Plan is on file with the Secretary of the Company and by acceptance hereof Optionee agrees to and accepts this Option subject to the terms of the Plan. Any capitalized terms in this Agreement that are not defined herein shall have the meaning set forth in the Plan.

        9. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Company, in its sole discretion, and that any interpretation by the Company of the terms of this Agreement shall be final, binding and conclusive.

        10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.


                                             BIGCHARTS INC.



___________________________________          By_________________________________
Optionee                                     Its Chief Executive Officer



                                       2